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                                                                 EXHIBIT a(2)(b)

                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS



        THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT SECURITIES FUNDS (the "Amendment") is entered into this 8th day of March, 2000, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis F. Pennock, and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds, a Delaware business trust (the "Trust"), entered into as of November 5, 1998 (the "Agreement").

        WHEREAS, the Trustees of the Trust desire to establish five (5) new portfolios of the Trust, namely AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund and AIM Municipal Bond Fund, each with three classes of shares as set forth on revised Schedule A of the Agreement; and

        WHEREAS, Section 2.3 of the Agreement permits the Trustees to establish additional Portfolios and Classes of Shares of such Portfolios and Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without prior Shareholder authorization or vote; and

        WHEREAS, in a Unanimous Consent of the Board of Trustees dated March 8, 2000, the Trustees have resolved to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, the Agreement is hereby amended as set forth below:

        Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:




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                                  "SCHEDULE A

                         AIM INVESTMENT SECURITIES FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

                               AIM High Yield Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                             AIM High Yield Fund II
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                                 AIM Income Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                        AIM Intermediate Government Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                       AIM Limited Maturity Treasury Fund
                                 Class A Shares
                               Institutional Class

                              AIM Money Market Fund
                                 Class B Shares
                                 Class C Shares
                             AIM Cash Reserve Shares

                             AIM Municipal Bond Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.




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        I, Robert H. Graham, hereby certify that I am the duly authorized
President of the Trust and that this First Amendment to Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds was duly approved by unanimous written consent of the Trustees of the Trust dated March 8, 2000.


Dated:     March 8, 2000


ATTEST:


/s/ NANCY L. MARTIN                            By: /s/ ROBERT H. GRAHAM
-----------------------------                     ------------------------------
Assistant Secretary                                President




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